UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2024

The Hackett Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	333-48123	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	HCKT	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of The Hackett Group, Inc. (the “Company”) approved the one-time grant of performance-based restricted stock unit awards (the “Stock Price Awards”) to the Company’s named executive officers, among other employees, under the Company’s 1998 Stock Option and Incentive Plan (the “Plan”). The Stock Price Awards are designed to incentivize long-term outperformance of the Company’s stock price, aligning the executives’ interests with those of the Company’s stockholders while the Company undergoes a transformation to expand its generative artificial intelligence strategy. In connection with the Stock Price Awards, the annual equity incentive award opportunities for the named executive officers during the performance period of the Stock Price Awards will be reduced by 50% compared to the annual equity incentive award opportunities in the Company’s executive compensation program for 2024.

The Stock Price Awards are eligible to become earned based on achievement of three significant stock price hurdles over a performance period from the date of grant through December 31, 2028 and are conditioned upon satisfaction of time-based vesting conditions. The volume weighted average price per share of the Company’s common stock over any 20 consecutive trading days during the performance period must exceed the applicable stock price hurdle in order for the stock price hurdle to be considered achieved. Notwithstanding the date of achievement of the stock price hurdles during the performance period, the Stock Price Awards subject to the first, second and third stock price hurdles may not vest until the first, second and third anniversary of the grant date, respectively, which requires continued service through such date.

The following table illustrates the amounts of performance-based restricted stock units that can be earned based on achievement of the three stock price hurdles applicable to the Stock Price Awards, which hurdles were established by the Compensation Committee:

	% of Stock Price Awards Earned	Stock Price Hurdle	% Appreciation from 20-day Volume Weighted Average Price of $25.93 between August 16, 2024 and September 13, 2024
Stock Price Award Hurdle #1	33.33%	$30.00	16%
Stock Price Award Hurdle #2	Additional 33.33%	$40.00	54%
Stock Price Award Hurdle #3	Additional 33.34%	$50.00	93%

The Compensation Committee approved the Stock Price Awards following a comprehensive review of the Company’s executive compensation program conducted with the Compensation Committee’s independent compensation consultant, taking into account the Company’s desire to pivot its capabilities to support generative AI-related consulting services and solutions. The Company believes this transition will help it remain competitive and take advantage of the significant shareholder value creation Gen AI can provide. The Company expects this transition will require retraining or recruiting to develop Gen AI aided software delivery capabilities especially given the magnitude and speed at which this technology transition is happening. The Company has articulated its strategy and has launched its AI XPLR platform as its initial entry into the category with favorable market reaction. The Company expects that this initial effort will require great innovation and agility and strategic acquisitions, such as its recently announced acquisition, are part of that overall effort.

The Stock Price Awards are designed to further align the interests of the Company’s key executives with those of its stockholders, by incentivizing the stock performance outcomes and exposing executives more directly to the market price of the Company’s common stock, increasing executive stock ownership over time and promoting retention given their potential value. Based on the closing stock price of $25.60 and 27,651,921 shares outstanding on September 13, 2024, achieving the $50 stock price hurdle represents an approximately $675 million increase in the Company’s market capitalization.

Ted A. Fernandez, the Company’s Chairman and Chief Executive Officer, received a Stock Price Award in the amount of 786,885 performance-based restricted stock units, representing a grant date fair value of $20,144,256. David N. Dungan, the Company’s Vice Chairman and Chief Operating Officer, received a Stock Price Award in the amount of 413,115 performance-based restricted stock units, representing a grant date fair of $10,575,744. Robert A. Ramirez, the Company’s Executive Vice President, Finance and Chief Financial Officer, received a Stock Price Award in the amount of 72,000 performance-based restricted stock units, representing a grant date fair value of $1,843,200. The number of performance-based restricted stock units described above represents achievement of 100% of the stock price hurdles and such performance-based restricted stock units will be forfeited if the stock price hurdles are not achieved. If at the end of the performance period, the volume weighted average price per share of the Company’s common stock over the 20 consecutive trading days immediately prior to the end of the performance period falls between two stock price hurdles, a number of performance-based restricted stock units will vest based on interpolation between the applicable stock price hurdles. No extrapolation will occur above the third stock price hurdle.

If an executive’s employment is terminated due to: (i) death, (ii) “permanent and total disability” (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986), (iii) termination without “Cause” (as defined in the Plan), (iv) termination without Cause within twelve (12) months following a Change of Control (as defined in the Plan) or (v) a termination by the executive for “Good Reason” (as defined in the executive’s employment agreement), the Stock Price Awards will vest based upon the actual achievement of the stock price hurdles through the date of the termination.

As a result of the potential value of the Stock Price Awards, the Compensation Committee determined that the annual equity incentive award opportunities for which the named executive officers will be eligible during 2025-2028 will be reduced by 50%.

In addition to Messrs. Fernandez, Dungan and Ramirez, up to 10 other Company employees, are eligible to participate in this program. Employees who elect to participate in this program will have their annual equity incentive award opportunity reduced by 50% during 2025-2028. If all eligible participants participate, 1,879,350 performance-based restricted stock units will be issued.

The foregoing description of the Stock Price Awards does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of the Stock Price Awards award agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Performance-Based Stock Price Restricted Stock Award.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HACKETT GROUP, INC.

Date: September 16, 2024	By:	/s/ Robert A. Ramirez
Robert A. Ramirez
Executive Vice President, Finance and Chief Financial Officer